                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CARL C. GREGORY III and BARRY R. BARKLEY, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 10-K Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting onto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intent and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          /s/ Peter W. May            Director             March 29, 2001
    -----------------------------
            Peter W. May

         /s/ James D. Packer          Director             March 29, 2001
    -----------------------------
            James D. Packer

          /s/ Nelson Peltz            Director             March 29, 2001
    -----------------------------
            Nelson Peltz

         /s/ Robert M. Whyte          Director             March 29, 2001
    -----------------------------
            Robert M. Whyte

          /s/ Eric D. Kogan           Director             March 29, 2001
    -----------------------------
             Eric D. Kogan